EXHIBIT 10.3


          OFFICIAL PAYMENTS CORPORATION 1999 STOCK INCENTIVE PLAN

                FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT


                                                       -        -
      ________________________                   ______ ________ ________
      Name of Option Recipient                     Social Security Number

     _________________________________________________________________
                               Street Address

     ____________________    _____________________    ________________
          City                      State                   Zip

This Non-Qualified Stock Option Agreement is intended to set forth the terms and conditions on which a Non-Qualified Stock Option has been granted under the Official Payments Corporation 1999 Stock Incentive Plan (the "Plan"). Set forth below in Table I are the specific terms and conditions applicable to this Non-Qualified Stock Option (this "Option") and attached hereto as Exhibit A are this Option's general terms and conditions.


                                  TABLE I

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                 Terms of Non-Qualified Stock Option Grant
============================================================================

 Date of Grant:

 Class of Optioned Shares:*     Common

 No. of Optioned Shares:*

 Type of Option:                Non-Qualified Stock Option

 Exercise Price Per Share:*     $____

 Earliest Exercise Date:

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                              Vesting Schedule
============================================================================

 Lapse of Right of Repurchase:

   The Right of Repurchase shall lapse, and vesting will occur, on the respective dates set forth on Schedule I hereto, but only if the option recipient is employed by Official Payments Corporation on such dates.

 Option Expiration Date:*

============================================================================
      *Subject to adjustment as provided in the Plan and Exhibit A hereto.

By signing where indicated below, Official Payments Corporation (the "Company") confirms the grant of this Non-Qualified Stock Option with respect to the shares of its common stock, par value $0.01 per share ("Common Stock"), identified above, upon the specified terms and conditions, and the option recipient acknowledges receipt of a copy of the Plan and this Non-Qualified Stock Option Agreement (including Exhibit A and
Schedule I) and agrees to observe and be bound by the terms and conditions set forth therein and herein.


OFFICIAL PAYMENTS CORPORATION                   OPTION RECIPIENT


By ___________________________________          ______________________________
   Name:  Thomas R. Evans                        Name of Recipient
   Title: Chairman and Chief Executive
          Officer





                                                                  EXHIBIT A

          OFFICIAL PAYMENTS CORPORATION 1999 STOCK INCENTIVE PLAN

                    NON-QUALIFIED STOCK OPTION AGREEMENT

                        General Terms and Conditions

         Section 1. Incentive Stock Option. The Company does not intend this Option to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986 ("Code") and the Plan. This Option shall be treated for all purposes as a Non-Qualified Stock Option.

         Section 2. Option Term. (a) Subject to the Company's "Right of Repurchase" as defined and provided for in Section 6 hereof, you shall have the right to exercise all or any portion of this Option at any time during the period (the "Option Term") commencing on the "Earliest Exercise Date" specified in Table I on the first page of this Agreement and ending on the earliest to occur of the "Option Expiration Date" set forth in Table I and any of the dates specified in clauses (i) though (iv) of Section 6.4(c) of the Plan.

         (b) The following terms shall have the following definitions for purposes of the Plan and this Agreement:

               (i) "Disability" shall mean a mental or physical impairment or incapacity that renders you substantially unable to perform your duties for the Company for a period of longer than 120 days out of any 360 day period of employment with the Company. A determination of whether you have a Disability shall be made by the Company in its sole discretion upon (A) its own initiative after obtaining certification from a duly licensed physician or
         (B) your request or the request of a person acting on your behalf.

               (ii) "Exercise Price" shall mean the "Exercise Price Per Share" specified in Table I on the first page of the Agreement.

               (iii) "Termination for Cause" shall mean the termination of your employment with the Company for any of the following reasons:
         (A) fraud, misappropriation, personal dishonesty, willful misconduct or breach of fiduciary duty, in each such case materially harmful to the Company's property, personnel or business operations, or materially damaging to the Company's relationships with its customers, clients or employees or materially detrimental to the goodwill of the Company; (B) intentional failure to perform the duties of your employment, or any continuing action by you that is materially detrimental to the goodwill of the Company or materially damaging to the Company's relationships with its customers, clients or employees; (C) a guilty plea or a plea of no-contest to, or conviction of, a felony or a crime involving moral turpitude or fraud; (D) misappropriation (or attempted misappropriation) of any of the Company's funds or property or of a business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (E) conviction of any criminal offense involving dishonesty or breach of trust or money laundering, or any agreement by you to enter into a pretrial diversion or similar program in connection with a prosecution for such offense; (F) excessive drunkenness, use of illegal drugs or abuse of any controlled substance; or (G) excessive absenteeism not related to your illness, which absenteeism remains unremedied for 30 days after written notice thereof requesting that it be remedied.

         Section 3. Exercise Price. During the Option Term and after the Earliest Exercise Date, you shall have the right to exercise the Option (or any portion thereof) to purchase the appropriate number of shares of Common Stock at the Exercise Price.

         Section 4. Method of Exercise. You may, at any time during the Option Term provided by Section 2, exercise your right to purchase all or any portion of the Common Stock subject to this Option; provided, however, that the minimum number of shares of Common Stock which may be so purchased shall be one hundred (100) or, if less, the total number of shares of Common Stock then available for purchase pursuant to this Option. You may exercise such right by:

         (a) giving written notice to the Committee; and

         (b) delivering to the Company full payment of the Exercise Price for the optioned Common Stock to be purchased.

The date of exercise shall be the earliest date practicable following the date on which the requirements of this Section 4 have been satisfied, but in no event more than three (3) days after such date. Payment shall be made as follows: (i) in United States dollars by certified check, money order or bank draft made payable to the order of Official Payments Corporation; (ii) in shares of Common Stock duly endorsed for transfer and with all necessary stock transfer tax stamps attached, which shares have already been owned by you for at least six months and have a Fair Market Value equal to the Exercise Price; (iii) in a broker-assisted cashless exercise effected in accordance with rules adopted by the Committee; or (iv) in any combination of the foregoing.

         Section 5. Delivery and Registration of Optioned Shares. Subject to the provisions of Section 6 hereof with respect to shares of Common Stock subject to a Right of Repurchase (as such term is defined below), as soon as is practicable following the date on which you have satisfied the requirements of Section 4, the Committee shall take such action as is necessary to cause the Company to issue a stock certificate evidencing your ownership of the Common Stock that has been purchased pursuant to the exercise of the Option. You shall have no right to vote or to receive dividends, nor have any other rights of a stockholder with respect to such Common Stock, prior to the date as of which such Common Stock is transferred to you on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected. The obligation of the Company to deliver Common Stock under this Agreement shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of you or the person to whom such Common Stock is to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Common Stock or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Common Stock under this Agreement prior to: (i) the admission of such Common Stock to listing on any stock exchange on which Common Stock may then be listed or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable based on the reasonable advice of counsel.

         Section 6. Right Of Repurchase.

         (a) Scope of Repurchase Right. Any shares of Common Stock that have been purchased pursuant to this Agreement but have not vested in accordance with the terms set forth in Table I on the first page of this Agreement and Section 6(b) below, shall be subject to a right (but not an obligation) of repurchase by the Company (hereinafter, the "Right of Repurchase") and all such unvested shares shall be deemed "Restricted Stock." Shares of Restricted Stock shall be non-transferable (other than as provided in Section 6(d) hereof) until the date on which the Company's Right of Repurchase with respect to such shares has lapsed. The Company's Right of Repurchase shall be exercisable with respect to the shares of Restricted Stock during the 30-day period following the end of the Option Term, unless the Company's Right of Repurchase has earlier lapsed in accordance with Section 6(b) of this Agreement.

         (b) Lapse of Repurchase Right. The Company's Right of Repurchase shall lapse with respect to the shares of Common Stock acquired pursuant to this Agreement and all such shares shall cease to be Restricted Stock in accordance with the vesting schedule set forth in Table I on the first page of this Agreement; provided, however, such vesting shall be accelerated and the Company's Right of Repurchase shall lapse fully (i) upon the termination of your employment with the Company due to your death or Disability, (ii) upon the occurrence of a Change of Control of the Company, or (iii) if your employment with the Company has been previously terminated (other than due to a Termination for Cause), upon the Company entering into, within 90 days following the date of such termination, a definitive agreement which, if consummated, would result in a Change of Control of the Company.

         (c) Repurchase Cost. If the Company exercises its Right of Repurchase, it shall pay to you an amount equal to the Exercise Price set forth in Table I on the first page of this Agreement for each share of Restricted Stock being repurchased.

         (d) Exercise of Repurchase Right. The Company's Right of Repurchase shall be exercisable only by written notice delivered to you prior to the expiration of the 30-day period specified in Section 6(a) above. The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 35 days after the end of the Option Term. The certificate(s) representing the Restricted Stock to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer. The Company shall, concurrently with the receipt of such certificate(s), pay you the purchase price determined according to Section 6(c) above. Payment shall be made in cash or cash equivalents. The Company's Right of Repurchase shall terminate with respect to any Restricted Stock for which it has not been timely exercised pursuant to this Section 6(d).

         (e) Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Restricted Stock or into which such Restricted Stock thereby become convertible shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Stock. Appropriate adjustments shall also, after each such transaction, be made to the price per share to be paid upon the exercise of the Right of Repurchase in order to reflect any change in the Company's outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for the Restricted Stock shall remain the same.

         (f) Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Stock to be repurchased in accordance with this Section 6, then after such time, you shall no longer have any rights as a holder of such Restricted Stock (other than the right to receive payment of such consideration in accordance with this Agreement). Such Restricted Stock shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

         (g) Escrow. Upon issuance, the certificates for Restricted Stock shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Section 6(f)above shall immediately be delivered to the Company to be held in escrow, but only to the extent the shares are at such time shares of Restricted Stock. All regular cash dividends on Restricted Stock (or other securities at the time held in escrow) shall be paid directly to you and shall not be held in escrow. You shall have the right to direct the manner in which all voting rights appurtenant to the shares of Restricted Stock held in escrow will be exercised. Such voting direction shall be given by completing and filing, with the inspector of elections or such other person as the Committee may designate, a written direction in the form and manner prescribed by the Committee. If no voting direction is given, then the voting rights appurtenant to the shares of Restricted Stock held in escrow will not be exercised. All shares of Restricted Stock, together with any other assets or securities held in escrow hereunder, shall be: (i) surrendered to the Company for repurchase and cancellation upon the Company's exercise of its Right of Repurchase or (ii) released to you, upon your request, to the extent the shares of Common Stock are no longer subject to the Company's Right of Repurchase.

         Section 7. Stock Legends. All certificates evidencing shares of Common Stock purchased under this Agreement and subject to the provisions of Section 6 hereof, as applicable, shall bear the following legend:

      "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

All certificates evidencing shares of Common Stock purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

      "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

         Section 8. Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing shares of Common Stock purchased under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of shares of Common Stock but without such legend.

         Section 9. Adjustments in the Event of Reorganization. In the event of any merger, reorganization, consolidation, sale of substantially all the Company's assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off distribution of assets or other change in the Company's corporate structure affecting the shares of the Company's Common Stock. The number of shares of Common Stock subject to this Option shall be adjusted in accordance with Section 4.4 of the Plan to account for such event and the Exercise Price shall be equitably adjusted commensurate therewith.

         Section 10. Taxes. Where any person is entitled to receive shares pursuant to the exercise of the Option, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares to cover the amount required to be withheld.

         Section 11. Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other addresses which such party may, by written notice, specify to the other party:

            (a)   If to the Committee:
                  Official Payments Corporation
                  Three Landmark Square
                  Stamford, Connecticut 06901-2501
                  Attention:  Corporate Secretary

         (b) If to you, to your address as shown in the Company's personnel records.

         Section 12. Insider Trading Policy. By signing where indicated below, you acknowledge receipt of and agree to observe and be bound by the terms and conditions of the Official Payments Corporation Statement of Policy on Securities Trading by Directors, Officers and Employees, as the same may be amended from time to time by the Company.

         Section 13. Restrictions on Transfer. This Option shall not be sold, assigned, alienated, pledged, hypothecated or otherwise directly or indirectly transferred by you, other than by will or by the laws of descent and distribution.

         Section 14. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Company and you and your respective heirs, successors and assigns.

         Section 15. Construction of Language. Whenever appropriate in the Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a Section shall be a reference to a Section of this Agreement, unless the context clearly indicates otherwise. In the event that at the time this Option is granted you are a Consultant (rather than an employee of the Company), references in this Agreement to your "employment" with the Company (including, without limitation, in the context of "termination of employment") shall be deemed to refer to your service to the Company as a Consultant.

         Section 16. Governing Law. This Agreement shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal law.

         Section 17. Amendment. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and you.

         Section 18. No Right to Continued Service. Nothing in this Agreement nor any action of the Board of Directors or the Committee with respect to this Agreement shall be held or construed to confer upon you any right to a continuation of service by the Company. You may be dismissed or otherwise dealt with as though this Agreement had not been entered into.

         Section 19. Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall prevail. Notwithstanding the foregoing, the Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive against you and your legal representative in respect of any questions arising under the Plan or this Agreement.